SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  August 16, 2002
                                                          ---------------


                             HARLEYSVILLE GROUP INC.
             -------------------------------------------------------
              (Exact name of registrant as specified in its charter)


     Delaware                       0-14697          51-0241172
---------------------------         -------          ----------
(State  or  other  jurisdiction    (Commission       (IRS  Employer
  of  incorporation)                File  Number)   Identification  No.)


355  Maple  Avenue,  Harleysville,  Pennsylvania         19438
------------------------------------------------        ---------
    (Address  of  principal  executive  offices)       (Zip  Code)


                                 (215) 256-5000
               ---------------------------------------------------
               Registrant's telephone number, including area code


                                       N/A
     ----------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Item  5.     Other  Events
------       ------------

     On August 15, 2002, Harleysville Group Inc. issued a press release announcing a new repurchase program for Harleysville Group Inc. to purchase up to 500,000 additional shares of Harleysville Group common stock.

     The information on the repurchase program included in the press release follows:
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     Harleysville  Group  Inc.  (Nasdaq: HGIC) today announced that its board of directors has authorized a repurchase plan for the company to purchase up to 500,000 shares of Harleysville Group common stock.

     "We recognize the positive long-term value of our stock and have put this buyback in place should Harleysville Group's shares be adversely affected by volatile equity markets," commented Walter R. Bateman, Harleysville Group's chairman, president and chief executive officer. "This action demonstrates our confidence in our corporate strategies, our strong operating fundamentals and our commitment to maximizing shareholder value."

     Under the terms of the plan, the company may make purchases out of internal funds in the open market or in privately negotiated transactions. The timing and terms will be based on market conditions and will be conducted in accordance with the applicable rules of the SEC. The shares acquired by Harleysville Group will be held as treasury stock and may be issued for its employee and agent stock plans.

     The repurchase program has been authorized for a two-year period. The plan may be terminated at any time at the discretion of the company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HARLEYSVILLE  GROUP  INC.
                                   Registrant





August  16,  2002                  /s/  Mark  R.  Cummins
                                   ------------------------
                                   Mark  R.  Cummins
                                   Executive  Vice  President,
                                   Chief  Investment  Officer  &
                                   Treasurer

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